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EXHIBIT 10.5
                              EMPLOYMENT AGREEMENT

         Agreement dated as of August 28, 2002 between EasyLink Services Corporation (hereinafter "Company") and Gary MacPhee (hereinafter the "Employee").

I. EMPLOYMENT: Effective on the date hereof, Company hereby agrees to employ Employee upon the terms and conditions of the employment letter (incorporated herewith), and Employee accepts employment by Company upon the terms and conditions of the employment letter and upon the terms and conditions set forth in this Employment Agreement (hereinafter the "Agreement").

         A. DUTIES AND POSITION: Company hires Employee in the capacity of Vice President, Technology. Employee's duties may be reasonably changed, increased or reduced at Company's discretion.

         B. EMPLOYMENT AT WILL: Employment of Employee by Company is "at will". Employee may resign upon written notice provided to Company and can be discharged without cause upon written notice received from Company.

         C. FULL TIME EFFORTS: Employee will devote full time and attention to the business of Company, and, during his or her employment, will not engage in any other business activity, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage, unless Employee receives prior written approval from Company. However, Employee is not prohibited from making personal investments in any other businesses, so long as those investments do not require Employee to participate in the operation of the companies in which he or she invests.

         D. COMPANY RULES AND REGULATIONS: Employee agrees to review and abide by all Company rules and regulations set forth in the Company Employee Handbook, a copy of which shall be made available to Employee.

II. DEFINITIONS: "Messaging Business" means any business based on or with a focus on value-added email services, email hosting or outsourcing services, or email and URL services, redirect services, or that derives revenues from the sale of any of the foregoing. Value-added email services include but are not limited to email virus control, content management, applet containment, secure messaging, unified messaging technologies, email redirection enhancements, email to fax/pager technologies and email redirection enhancements. "Broker/Agent Business" means any business that sells Internet assets, including secondary domain name rights, and IP address rights. "New TLD Business" means a business that registers new top level domain names.

III. CONFIDENTIALITY: Company and its Affiliates hold certain trade, business, and financial secrets in connection with the business. The nature of services provided by Company or its Affiliates requires information to be handled in a private, confidential manner. Throughout Employee's employment there may be disclosed to Employee certain trade secrets, confidential information and proprietary data.

         A. EMPLOYEE CONFIDENTIALITY AGREEMENT: Employee agrees that all knowledge and information Employee gains from the trade secrets, confidential information and proprietary information, which are revealed to Employee shall for all time be regarded as strictly confidential, are, and shall remain the sole and confidential property of Company or its Affiliates, as applicable. Company shall be entitled to restrain Employee from disclosing any trade secret or other confidential information, or from rendering any services to any entity to whom this information has been or is threatened to be disclosed. The right to an injunction is not exclusive, and Company may pursue any other remedies it has against Employee for a breach or threatened breach of this condition, including the recovery of damages. Employee will only reveal or disclose the trade secrets to another person, firm, corporation, company or entity if Company instructs Employee to do so in writing. This secrecy protection will continue even after Employee's dismissal by Company. Employee acknowledges that if employee reveals the trade secrets to unauthorized persons Employee may be penalized and sued for injunctive relief and money damages as well as face possible criminal charges by Company.
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         B. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT: Employee agrees that during and after termination of employment, Employee shall not use for Employee or others, or disclose or divulge to others, any trade secrets, confidential information, or any other data of Company or any of its Affiliates in violation of this Agreement. Upon terminating employment with Company:

                  1. Employee shall return to Company all documents and property pertaining to Company or its Affiliates, including but not limited to: drawings, blueprints, records, reports, manuals, correspondence, customer lists, computer programs, inventions, and all other materials and all copies thereof relating in any way to the business of Company or any of its Affiliates, or in any way obtained by Employee during employment. Employee further agrees that Employee shall not retain any copies or reproductions of the foregoing.

                  2. Company may notify any future or prospective employer of this Agreement.

         C. DEFINITIONS: The definition of trade secrets, confidential information and proprietary information includes but is not limited to:

                  1. Technical Information: Methods, processes, formulae, compositions, systems, techniques, inventions, machines, computer programs and research projects, unpatented inventions, designs, know-how, trade secrets, technical information and data, specifications, blueprints, transparencies, test data, and additions, modifications, and improvements thereon which are revealed to Employee.

                  2. General Business Information: Customer lists, pricing data, sources of supply, marketing, production, or merchandising systems or plans, documents, financial statements, quotes, correspondence.

                  3. Industry Specific Information: Information regarding the Messaging Business, the Broker/Agent Business, the New TLD Business or Company's business methods. Company's user payment data, user demographic data, and user account information. Company's business policies, procedures, techniques, trade secrets, patents, processes, formulas, research, intellectual property or other knowledge developed by Company.

                  4. Other Materials: Information, including without limitation data processing reports, customer sales analyses, invoices, price lists or information, samples, any other materials, data or software of any kind furnished to Employee by Company or developed by Employee on behalf of Company or for Company's use or otherwise in connection with Employee's employment hereunder, or any other data that could be used by third parties to the disadvantage of Company.

IV.  INTELLECTUAL PROPERTY

         A. AGREEMENT ON INVENTIONS AND PATENTS: Employee agrees that Employee shall promptly provide Company a complete record of any and all inventions and improvements, whether patentable or not, which Employee, solely or jointly, may conceive, make, or first disclose during said employment. Employee agrees to the following:

                  1. Employee hereby grants, assigns and delivers to Company, or its nominee, Employee's entire right, title, and interest in and to all inventions and improvements coming within the scope of Section IV, paragraph A that relate in any way to the actual or anticipated business or activities of Company, or its Affiliates, or that are suggested by or result from any task or work for or on behalf of Company or its Affiliates, together with any and all domestic and foreign patent rights in such inventions and improvements. To assist Company or its nominee in securing patents thereto, Employee agrees promptly to do all lawful and reasonable things both during and after employment, without additional compensation, but at Company's expense.
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                  2. Employee agrees that, upon accepting employment with any organization in competition with Company or its Affiliates during a one year period following termination of employment Employee shall notify Company in writing within thirty days of the name and address of such new employer.

                  3. Employee agrees to give Company timely written notice of any prior employment Agreements or patent rights that may conflict with the interests of Company or its Affiliates.

         B. AGREEMENT ON PROPRIETARY RIGHTS: Employee acknowledges that Employee may have Company and industry related ideas and suggestions, which Company may consider for commercial exploitation. Employee understands that Company cannot accept such suggestions in confidence. Employee therefore agrees to submit any suggestions to the Company under the following conditions:

                  1. Company's review of Employee's suggestions is made only upon Employee's request, and Company accepts no responsibility for holding any submitted information in confidence.

                  2. No obligation of any kind is assumed nor may be implied against Company unless or until Employee has entered into a formal written contract with Company pertaining to Employee's submissions. In addition, any obligation shall be only such as is expressed in writing.

                  3. Neither Company nor any of its Affiliates shall have any rights under any patents Employee now has nor may later obtain for Employee's submissions covered by this Agreement, but, in consideration of Company examining and considering same, Employee hereby releases the Company from any liability in connection with Employee's submissions or from liability because of Company's use of Employee's submissions or of any portion thereof, except such liability as may accrue under valid patents now or hereafter issued.

                  4. Subject to these conditions, Employee certifies that no prior disclosure to Company or any of its Affiliates regarding these submissions has been made and that the entire disclosure now made by Employee to Company is included with this Agreement and submitted for retention by Company. If, at any time, Employee corresponds with or discuss submissions with an officer, employee, agent or representative of Company and, in the course of such correspondence or discussion, makes any additional disclosures regarding such submissions, Employee shall, upon request, furnish Company an illustration or a complete description, or both, of such additional disclosure, so that it can be made a part of the permanent record of Company.

V. NON-COMPETITION: Employee hereby acknowledges that Company shall or may in reliance of this Agreement provide Employee access to trade secrets, customers and accounts, and other confidential or propriety information, and that this Agreement is reasonably necessary to protect Company.

         A. NON-COMPETITION AGREEMENT: For good consideration and as an inducement for Company to employ Employee, Employee hereby agrees not to directly or indirectly compete with the business of Company and its Affiliates during the period of employment and for a period of one year thereafter following termination of employment and notwithstanding the cause or reason for termination, unless Company and its Affiliates cease operations (it being understood that the liquidation or merger or consolidation of the Company or such Affiliates with or into, or the transfer of all or substantially all of the business and assets to, another entity that continues the business of the Company shall not be deemed to be ceasing operations).
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                  1. Exceptions: Any exceptions to this policy must be with
                  Company's and such Affiliate's written prior consent. Employee acknowledges that money damages may not be sufficient remedy for any breach of this Agreement and agrees that Company and its Affiliates will be entitled to seek specific performance and injunctive or other equitable relief for any such breach.

                  2. Definitions: The term "not compete" shall mean that:

                           a. Employee shall not, on Employee's behalf or on behalf of any other party, solicit or seek the business of any customer or account of Company existing during the term of employment and wherein said solicitation involves a product and/or service substantially similar to or competitive with any product and/or service of Company or its Affiliates offered or under development during Employee's employment with Company or its Affiliates.

                           b. Employee shall not directly or indirectly own, operate, consult to or be employed by any firm in a business substantially similar to or competitive with the present business of the Company or such business activity in which the Company may engage during the term of employment.

                           c. Employee shall not to be involved, directly or indirectly, in the Messaging Business, the Broker/Agent Business, the New TLD business, and other businesses in which Company or any of its Affiliates is engaged or which are under development by Company or any of its Affiliates during Employee's employment with Company or any of its Affiliates and will not be involved, directly or indirectly, nor have a financial interest in, the Messaging Business, the Broker/Agent Business, the New TLD Business or any other business of Company or any of its Affiliates.

                           d. Employee shall not directly or indirectly solicit Company's or any of its Affiliates' customers, employees, staff, vendors, subcontractors, or prospects with services or products of the nature of those being offered or under development by Company or any of its Affiliates during the term of Employee's employment with Company or any of its Affiliates.

VI. CONFLICT OF INTEREST: Employee acknowledges that neither Employee, nor any other business to which Employee may be associated, nor, to the best of Employee's knowledge, any member of Employee's immediate family, has any conflict between Employee's personal affairs or interests and the proper performance of Employee's responsibilities for Company that would constitute a conflict of interest with Company. Furthermore, Employee declares that during employment, Employee shall continue to maintain avoid any conflict with Company's interests.

VII. DOMAIN NAME REGISTRATION: Employee agrees that while working for Company, Employee will give Company the right of first refusal on any Domain names that Employee intends on registering or purchasing. To the extent that Company does not act to register the Domain name then Employee can register the Domain name after seven days from notifying Company of Employee's intent. Employee cannot use these Domain names for any business while working for Company and shall in any event remain bound by the non-compete restrictions.

VIII.  GENERAL CONTRACT TERMS

         A. BREACH: If Employee breaches this covenant, Company shall have the right, in addition to all other rights available hereunder and by law, to enjoin Employee from continuing such breach. Employee affirms having the opportunity to fully discuss and negotiate this covenant and acknowledges understanding and acceptance. If any part of this covenant is declared invalid, then Employee agrees to be bound by a covenant as near to the original as lawfully possible. This paragraph shall survive the term and termination of employment. Employee shall further be liable for all costs of enforcement.
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         B. LIMITED EFFECT OF WAIVER OF BREACH BY COMPANY. If Company waives a breach of any provision of this Agreement by Employee, that waiver will not operate or be construed as a waiver of any succeeding breach by Employee. No waiver of a right by Company constitutes a waiver of any other right of Company, and temporary waiver by Company does not constitute a permanent waiver or any additional temporary waiver.

         C. EFFECT OF PRIOR AGREEMENT: This Agreement supersedes any prior agreement between Company or any predecessor of Company and Employee, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Employee of a kind elsewhere provided and not expressly provided in this Agreement.

         D. SETTLEMENT BY ARBITRATION: Any claim or controversy that arises out of or relates to this Agreement, or the breach thereof, will be settled by arbitration in the office nearest the Company in accordance with the prevailing rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court possessing jurisdiction of arbitration awards.

         E. SEVERABILITY: If for any reason any portion of this Agreement and the covenants herein are declared invalid, this Agreement and the covenants herein shall continue in effect as if the invalid portion had never been part hereof, and the other portions of this Agreement and the covenants herein will remain in effect, insofar as is consistent with the governing laws.

         F. INVALIDITY: If this Agreement is held invalid or cannot be enforced, then to the full extent permitted by the governing laws any prior agreement between Company (or any predecessor thereof) and Employee will be deemed reinstated as if this Agreement had not been executed.

         G. ASSUMPTION OF AGREEMENT: The rights and obligations under this Agreement will inure to the benefit and be binding upon the parties, their successors, heirs, assigns and personal representatives.

         H. ORAL MODIFICATIONS NOT BINDING: This instrument is the entire agreement. Oral changes will have no effect. This Agreement and the covenants herein may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

         I. GOVERNING LAW: This Agreement and the covenants herein shall be governed and interpreted under the laws of the State of New York.

         J. FULL DISCLOSURE: Company and Employee know of no restrictions on their ability to complete this Agreement

In Witness Whereof, the parties have executed this Agreement as of the date first written above.


By:  /s/Nicole Zoschak                                    By: /s/Gary MacPhee
     -----------------                                        ---------------
Name: Nicole Zoschak                                      Name: Gary E. MacPhee
Manager of Human Resources
EasyLink Services Corporation